THIRD AMENDMENT TO THE
AMENDED AND RESTATED CUSTODY AGREEMENT

    THIS THIRD AMENDMENT dated as of November 4, 2020, to the Second Amended and Restated Custody Agreement (this “Amendment"), is entered into by and between BROWN ADVISORY FUNDS, a Delaware statutory trust, (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION (the "Custodian").

RECITALS

    WHEREAS, the Trust and the Custodian are parties to that certain Second Amended and Restated Custody Agreement, dated May 2, 2018, as amended (the “Agreement”).

    WHEREAS, the parties desire to amend Exhibit B of the Agreement; and

WHEREAS, the parties desire to amend the fee schedule in Exhibit C of the Agreement; and

WHEREAS, the parties desire to update the term in Section 13.02; and

WHEREAS, Article XV, Section 15.02 of the Custody Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

    NOW, THEREFORE, the parties agree to amend the Agreement as following:

1.Effective October 1, 2020, Exhibit B and Exhibit C of the Custody Agreement are hereby superseded and replaced with Exhibit B and Exhibit C attached hereto.
2.Section 13.01 will be replaced with the following Section 13.01:

Section 13.01 Effective Period
This Agreement shall become effective as of October 1, 2020 and will continue in effect for a period of four (4) years (the “Initial Term”).

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

Signatures on the following page

    IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

BROWN ADVISORY FUNDS            U.S. BANK NATIONAL ASSOCIATION

By: __/s/ Paul Chew__________________        By: ____/s/ Anita Zagrodnik 11/9/2020

Name:__Paul Chew__________________        Name: ____Anita Zagrodnik____________

Title:___President__________________            Title: _____Senior Vice President________

THIRD AMENDED EXHIBIT B TO THE CUSTODY AGREEMENT

Separate Series of Brown Advisory Funds

Brown Advisory Flexible Equity Fund
Brown Advisory Growth Equity Fund
Brown Advisory Intermediate Income Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Small-Cap Fundamental Value Fund
Brown Advisory Small-Cap Growth Fund
Brown Advisory Equity Income Fund
Brown Advisory Tax-Exempt Bond Fund
Brown Advisory Sustainable Growth Fund
Brown Advisory Emerging Markets Select Fund
Brown Advisory Mortgage Securities Fund
Brown Advisory - WMC Strategic European Equity Fund
Brown Advisory Total Return Fund
Brown Advisory Global Leaders Fund
Brown Advisory Sustainable Bond Fund
Brown Advisory Mid-Cap Growth Fund
Brown Advisory - Beutel Goodman Large-Cap Value Fund
Brown Advisory Tax-Exempt Sustainable Bond Fund

EXHIBIT C to the Custody Agreement – Brown Advisory Funds
Annual Fee Schedule - Domestic and Global Services at October Services 2020

Custody Services FeeSchedule

Annual Fee Based Upon Market Value Per Fund
[ ] basis points ([ ] of [ ] basis point) on first $[ ] in assets, plus transaction fees
[ ] basis points ([ ] of [ ] basis point) on all assets above $[ ] in assets, plus transaction fees
Portfolio Transaction Fees (buy or sell):
$[ ] per book entry DTC transaction/Federal Reserve transaction/principal paydown
$[ ] per short sale
$[ ] per repurchase agreement transaction, reverse purchase agreement, time deposit/CD or other non-depository transaction
$[ ] per option/SWAPS/future contract written, exercised or expired
$[ ] per mutual fund trade/ /margin variation wire and outbound Fed wire
$[ ] per physical security transaction
$[ ] check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
No charge for the initial conversion free receipt

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements), provided that USBFS and US Bank shall inform the Trust as far in advance as reasonably practicable regarding any such planned or actual additional fees.

Chief Compliance Officer Support Fee (Fund Complex)
$[ ] /year - Custody

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

See Additional Services fee schedule for global servicing
$[ ] per sub-adviser account per year
$[ ] per segregated account per year (e.g., segregated sub-account, collateral account, etc.)
Class Action Services - $[ ] filing fee per class action per account, plus [ ] % of gross proceeds, up to a maximum per recovery not to exceed $[ ]

No charge for the initial conversion free receipt
Overdrafts – charged to the account at prime interest rate plus [ ] unless a line of credit is in place

Fees are calculated pro rata and billed monthly.
EXHIBIT C (continued) to the Custody Agreement – Brown Advisory Funds

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	South Africa	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Korea	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	Spain	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sweden	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Thailand	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Turkey	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	UAE	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Uganda	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]		[ ]	$[ ]
Eswatini	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Euroclear (Non-Eurobonds)	[ ]	$[ ]	Norway	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Vietnam	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	Zambia	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.
EXHIBIT C (continued) to the Custody Agreement – Brown Advisory Funds

Additional Global Sub-Custodial Services Annual Fee Schedule

Base Fee – A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

[ ] – [ ] foreign securities: $[ ]
[ ] – [ ] foreign securities: $[ ]
[ ] – [ ] foreign securities: $[ ]
Over [ ] foreign securities: $[ ]

Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses

•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

EXHIBIT C (continued) to the Custody Agreement – Brown Advisory Funds

U.S. BANK NATIONAL ASSOCIATION
Schedule of Fees
for Services as
Bank Loan Custodian
for
Brown Advisory Funds

Initial Acceptance Fee: Covers the complete review of all the transaction Agreements, establishment of the collateral database and report development. Payable at closing.	$[ ]
Annual Administration Fee:
Compensation for the duties of custodian, collateral administrator and all other administrative and reporting functions under the documents. Administration fee includes duties, but are not limited to:

•Maintenance of the collateral database

The fee is based on the quoted basis points times the par value of the Collateral on the last day of the Period. This schedule assumes that the custodial accounts will be invested in a U.S. Bank offered permitted investment as defined within the documents. Fee to be paid monthly in arrears based on the actual number of days in the Period.

The first $[ ]……………………………………………………………………..
The next $[ ]……………………………………………………………….........
$[ ] and above……...……………………………………………………………

This schedule is subject to a quarterly minimum fee of $[ ].
[ ]Basis Points [ ]Basis Points [ ]Basis Points
Out-of-Pocket Expenses: Includes all related expenses, including but not limited to: postage, travel, counsel fees and disbursements. Payable at closing.	AT COST

NOTE:    In the event the transaction fails to close for reasons beyond the control of U.S. Bank, we expect payment of legal fees, acceptance and out-of-pocket expenses incurred to date.

Extraordinary fees are payable to the Trustee or Agent for duties or responsibilities not expected to be incurred at the outset of the transaction, not routine or customary, and not incurred in the ordinary course of Business. Payment of extraordinary fees is appropriate where particular inquiries, events or developments are unexpected, even if the possibility of such things could have been identified at the inception of the transaction.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an Account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.